Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE BORROWER RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE,  WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE BORROWER, ( THE COMPANY HEREBY ACKNOWLEDGES THAT DAVID LUBIN ESQ. AND DAVID LUBIN ASSOCIATES PLLC ARE ACCEPTABLE TO THE COMPANY) THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

Market & Research Corp.

LifeHealthCare Inc.

Promissory Note

$100,000	August 30, 2010 New York, NY

Market & Research Corp., a Delaware corporation with an address at 315 Post Road West, 2nd Floor,  Westport, CT 06880-3115 (“MRC”) and LifeHealthCare Inc., a Delaware corporation with an address at 315 Post Road West, 2nd Floor, Westport, CT 06880-3115 (“LHC”) (LHC and MRC, collectively, the “Borrower”) for value received, hereby promise to pay to Chase Funding Inc., PO Box 403303, Miami Beach, Florida 33140 (the “Holder”), the principal amount of One Hundred Thousand Dollars ($100,000) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 14% per annum, compounding daily, from the date hereof until the Maturity Date, in each case subject to Section 6 hereof. Accrued interest of the unpaid principal balance hereof shall be payable on the Maturity Date. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law. The Holder hereby designates that the principal and interest and any other fees shall be paid equally to it and JEZ Holdings, LLC., 5151 Collins Avenue, Suite 1727, Miami Beach, Florida, 33140. The Borrower,  as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the obligations under this Note, agrees to mortgage, pledge and hypothecate to the Holder, and will by customary form of Security Agreement entered into simultaneously on the date hereof grant to the Holder a lien on and security interest in, all of its right, title and interest in, to and under all assets of Borrower. Each Borrower is jointly and severally liable for all obligations of the Borrower hereunder regardless of what portion of the proceeds of the issuance of this Note were provided to an individual Borrower. Any obligation or covenant of, or representation or warranty by Borrower herein shall be deemed to refer to both Borrowers or each of them jointly and severally, as the context may require.

1.	Payments.

Principal of, and any accrued and unpaid interest on, this Note shall be due and payable in full on the Maturity Date. The “Maturity Date” shall be on the earliest to occur of: (i) six (6) months from the date hereof (the “Maturity Date”), or (ii) upon MRC’s receipt of gross proceeds of at least One Million Dollars ($1,000,000)in debt or equity, or securities convertible into or exchangeable or exercisable for debt or equity issued by MRC, but including any debt owed by MRC on the date hereof, but , such gross proceeds not including amounts MRC owes to the Holder,  or (iii) upon LHC’s receipt of any gross proceeds in debt or equity, or securities convertible into or exchangeable or exercisable for debt or equity issued by LHC. Notwithstanding the foregoing, MRC may only issue any such securities at a sale, conversion or exercise price of at least twenty cents ($.20) per share, as adjusted to reflect forward or reverse stock splits, recapitalizations and the like; or (iv) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below).

(a)
Interest on this Note shall accrue from the date of issuance hereof, to, but not exceeding, the Maturity Date, and shall be payable in arrears on such date unless Borrower shall fail to pay principal and interest when due, in which case interest shall continue to accrue at a default interest rate at 24% annualized or the highest rate permitted by law, whichever is lower, until such payment is made, along with other costs and expenses of Holder in collecting such principal and interest upon such event of Default, as provided in Section 3.

(b)
If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on such date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date, as the case may be. “Business Day” means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of Miami Beach, Florida.

(c)
Subject to Section 6 hereof, the Borrower may, at its option, prepay all or any part of the principal and accrued interest of this Note, without payment of any premiums or penalty. All payments on this Note shall be applied first to any reimbursed expenses, then to accrued interest hereon and the balance to the payment of principal hereof.

(d)
Payments of principal of, and interest on, this Note shall be made by wire transfer as designated by Holder or to such other address as the Holder may designate for such purpose from time to time by written notice to either Borrower, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

(e)
The obligation to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Borrower hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of, and without any notice, diligence, act, or omission with respect to, the collection of any amount called for hereunder.

2.	Covenants.

Each Borrower covenants and agrees with the Holder that, so long as any amount remains unpaid on the Notes, unless the consent of the Holder is obtained, each Borrower:

(a)	Shall not, directly or indirectly, enter into any transaction with, or for the benefit of, an affiliate (other than for reasonable compensation), for services as an officer, director or employee.

(b)	Shall deliver to each Holder:

(i)
Promptly after the Borrower shall obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Borrower and its affiliates, except proceedings which, if adversely determined, would not have a material adverse effect on the Borrower of any of its affiliates; and

(ii)
Promptly after the Borrower shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (and Event of Default or such other event being a “Default”), a notice specifying that such notice is a “Notice of Default” and describing such Default in reasonable detail, and. in such Notice of Default or soon thereafter as practicable, a description of the action the Borrower has taken or proposes to take with respect thereto.

(c)
MRC shall not issue or agree to issue any equity securities or securities convertible into or exchangeable or exercisable for equity at a share or conversion or exercise price of less than twenty cents, as adjusted to reflect forward or reverse stock splits, recapitalizations and the like. LHC shall not issue or agree to issue any debt or equity securities or securities convertible into or exchangeable or exercisable for equity or debt.

3.	Events of Default.

The occurrence of any of the following events shall constitute an event of default (an “Event of Default”);

(a)	A default in the payment of principal amount of the Note, when and as the same shall become due and payable.

(b)	A default in the payment of any interest on the Note, when and as the same shall become due and payable.

(c)	A default in the performance, or a breach, of any of the covenants of the Borrower contained in Sections 1 or 2 of the Note.

(d)
A default in the performance, or a breach, of any other covenant or agreement of the Borrower in the Note and the continuance of such default or breach for a period of 30 days after the receipt of notice from the Holder as to such breach or after the Borrower had or should have had knowledge of such breach.

(e)	Any representation, warranty, or certification made by the Borrower pursuant to the Note shall prove to have been false or misleading as of the date made.

(f)	A breach of any agreement between MRC or LHC and any other party.

(g)
A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals, or other bodies having jurisdiction over either Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(h)
The entry of a decree or order by a court having jurisdiction adjudging either Borrower or its subsidiary a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of, or in respect of, such Borrower, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstated and in effect for a period of 60 days; or the commencement by either Borrower or subsidiary thereof of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy laws or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official as to such Borrower or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by either Borrower in furtherance of any such action.

(i)	A material adverse change in either Borrower’s business, financial condition or prospects.

(j)
MRC’s letter of intent with Ladenburg Thalmann & Co. Inc. (“Ladenburg”), contemplating a public offering of between $20 million and $25 million in gross proceeds, is terminated or materially amended by Ladenburg or MRC, or Ladenburg has otherwise terminated its efforts with regard to such proposed public offering.

4.	Acceleration of Default.

(a)
In the event Ladenburg or MRC indicates that it will not proceed with the planned underwriting, the principal and any unpaid interest shall be accelerated and become due and payable within 15 days of such indication.

5.	Remedies Upon Default.

(a)
Upon the occurrence of an Event of Default referred to in Section 3(g), the principal amount then outstanding of, and the accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of an Event of Default referred to in Section 3(a) or (b), the Holder, by notice in writing given to the Borrower, may declare the entire principal amount then outstanding of, and the accrued and unpaid interest on, the Notes to be due and payable immediately, and upon such declaration the same shall become due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Borrower. Upon the occurrence of an Event of Default other than those referred to in Section 3(a), (b), (g), the Holder may declare the principal amount then outstanding of, and the accrued and unpaid interest on, the Notes to be due and payable immediately, and upon such declaration the same shall become due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Borrower.

(b)
The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce their claims against all assets of the Borrower, and, in connection with any such action or proceeding, the holders of the Notes shall be entitled to receive in the aggregate from the Borrower payment of the outstanding principal amount of the Notes plus accrued and unpaid interest to the date of payment plus reasonable expenses of collection, including without limitation, attorneys’ fees and expenses.

6.	Transfer.

(a)
Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a note register (the “Note Register”) as they are issued. The Borrower shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize an equitable or other claim to, or interest in, such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation there in amounts to bad faith. This Note shall be transferable only on the books of the Borrower upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Borrower shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Borrower or its duly authorized agent. Notwithstanding the foregoing, the Borrower shall have no obligation to cause any Note to be transferred on its books to any person if, in the opinion of counsel to the Borrower, does not comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. The Borrower acknowledges that Holder intends to include other participants in this Note.

(b)
The Holder acknowledges that he has been advised by the Borrower that this Note has not been registered under the Securities Act, that this Note is being issued on the basis of, among other things, the statutory exemption provided by section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Borrower’s reliance thereon is based in part upon the representations made by the original Holder to the Borrower. The Holder acknowledges that he has been informed by the Borrower of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment, or transfer of this Note or such securities shall be valid or effective, and the Borrower shall not be required to give any effect to any such sale, assignment, or transfer, unless (i) such sale, assignment, or transfer is registered under the Securities Act, it being understood that neither this Note is not registered for sale and that the Borrower has no obligation or intention to so register the Notes or such securities, or (ii) this Note or such securities are sold, assigned, or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of this Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

7.	Miscellaneous.

(a)
Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Holder, at its address at PO Box 403303, Miami Beach, Florida 33140, Attention: Chase Funding Inc., with a copy to David Feldman, Esq., Feldman LLP, 420 Lexington Avenue, Suite 2620, New York, NY 10170 (ii) if to a Borrower, at its respective address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of section 7 (a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 7(a). any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7 (a) shall be deemed given at the time of receipt thereof.

(b)
Upon receipt of evidence satisfactory to the Borrower of the loss, theft, destruction, or mutilation of this Note (and upon surrender of this Note if mutilated), the Borrower shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

(c)
No course of dealing and no delay or omission on the part of the Holder in exercising a right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers, or remedies. No right, power or remedy conferred by this Note upon the Holder, or by the Notes on the holders of the Notes, shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law, in equity, by statue or otherwise, and all such remedies may be exercised singly or concurrently.

(d)	This Note may be amended only by a written instrument executed by the Borrower and the Holder thereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

(e)
This note has been negotiated and consummated in the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles governing conflicts of law; and the Borrower further agrees that New York County shall be the exclusive venue for jurisdiction and it further waives service of process and it further agrees that Holder shall be entitled to reasonable costs of collection and it may obtain an injunction without posting a bond

(f)
Borrower acknowledges that a condition to Holder’s willingness to loan the principal to Borrower is the assignment of three promissory notes, in the amounts of $102,555, $177,176 and $159,538, respectively to Holder in the form of assignment annexed herein as Exhibits A and B, respectively, and the pledge of all outstanding shares of MRC and LHC owned by Gary Stein and Martin C. Licht (and any family members, affiliates or other entities they control) pursuant to the Stock Pledge Agreements in the form annexed herein as Exhibit C and D, all of which shares shall be free and clear of all liens and encumbrances.

(g)
Borrower shall pay a $5,000 administrative fee to Holder which shall be deducted from amounts funded by Holder hereunder. Such deduction shall not alter any principal or interest amount payable by the Borrower to Holder hereunder.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and dated the day and year first above written.

Market & Research Corp.

By:
Name and Title:

LifeHealthCare Inc.

By:
Name and Title: